EXECUTION COPY







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                         GUARANTEE AND PLEDGE AGREEMENT


                                     made by


                                 KWOK-LEUNG LI,


                                   FELICE LI,


                           LINSANG INTERNATIONAL, L.P.


                                       and


                              LINSANG PARTNERS, LLC


                                   in favor of


                              JPMORGAN CHASE BANK,
                               as Collateral Agent


                           Dated as of April 13, 2004


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                         GUARANTEE AND PLEDGE AGREEMENT

     GUARANTEE AND PLEDGE AGREEMENT, dated as of April 13, 2004, made by KWOK-LEUNG LI, an individual who is currently a resident of Maryland (the "Guarantor"), FELICE LI, an individual who is currently a resident of Maryland (the "Additional Grantor"), LINSANG INTERNATIONAL, L.P. ("LILP" or "Pledgor") and LINSANG PARTNERS, LLC, a Delaware limited liability company (the "Borrower"), in favor of JPMORGAN CHASE BANK, as collateral agent (in such capacity, the "Collateral Agent") for CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH and JPMORGAN CHASE BANK, as lenders (in such capacities, the "Lenders") party to the First Amended and Restated Forbearance Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Forbearance Agreement"), among the Borrower, the Guarantor and the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Lenders have severally made extensions of credit to the Borrower pursuant to the Loan Documents (as defined in the Forbearance Agreement);

     WHEREAS, the Borrower, the Guarantor and the Additional Grantor are parties to the Forbearance Agreement and the First Amended and Restated Guarantee and Collateral Agreement, dated as of the date hereof (the "Guarantee and Collateral Agreement");

     WHEREAS, the Pledgor is a member of an affiliated group of companies owned by the Guarantor and the Additional Grantor, and the Pledgor will derive substantial direct and indirect benefit from the Forbearance Agreement; and

     WHEREAS, it is a condition precedent to the effectiveness of the Forbearance Agreement and the Guarantee and Collateral Agreement that the Guarantor, the Additional Grantor, LILP and the Borrower shall have executed and delivered this Agreement to the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Forbearance Agreement, each of the Guarantor, the Additional Grantor, LILP and the Borrower hereby agrees with the Collateral Agent, for the ratable benefit of the Lenders, as follows:

                            Section 1. DEFINED TERMS

     1.1 Definitions

     (a) Unless otherwise defined herein, terms defined in the Forbearance Agreement and used herein shall have the meanings given to them in the Forbearance Agreement, and the following terms are used herein as defined in the New York UCC (as defined below): Certificated Security, Chattel Paper, Deposit Account, Instruments, Investment Property and Supporting Obligations.

     (b) The following terms shall have the following meanings:

     "Agreement": this Guarantee and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Borrower Obligations": the "Obligations" referred to in the recitals to the Forbearance Agreement.

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     "Collateral": as defined in Section 3.1.

     "Foreclosure Event": the occurrence of the Forbearance Period Termination Date.

     "Issuers": the collective reference to each issuer of any Collateral.

     "LILP": Linsang International, L.P., a Delaware limited partnership.

     "LMIC": LMIC, Inc., a Delaware corporation.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Pledged Stock": the shares of Capital Stock listed on Schedule 3.1.

     "Pledgor Obligations": all obligations and liabilities of the Pledgor which may arise under or in connection with this Agreement (including, without limitation, Section 2), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

     "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all interest, dividends or other income from the Collateral, collections thereon or distributions or payments with respect thereto.

     "Securities Act": the Securities Act of 1933, as amended.

     1.2 Other Definitional Provisions

     (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                       Section 2. NON-RECOURSE Guarantee

     2.1 Non-Recourse Guarantee

     (a) The Pledgor hereby, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower of the Borrower Obligations. Notwithstanding anything to the contrary contained herein, recourse under this guarantee shall be limited to the Collateral.

     (b) Anything herein to the contrary notwithstanding, the maximum liability of the Pledgor hereunder shall in no event exceed the amount which can be guaranteed by the Pledgor under applicable federal and state laws relating to the insolvency of debtors.

     (c) The Pledgor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Pledgor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Lender hereunder.


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     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of the Pledgor under the guarantee contained in this Section 2 and the guarantees referred to in Section 2.2 shall have been satisfied by payment in full.

     (e) No payment made by the Borrower, the Pledgor, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from the Borrower, the Pledgor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Pledgor hereunder which shall, notwithstanding any such payment (other than any payment made by the Pledgor in respect of the Borrower Obligations or any payment received or collected from the Pledgor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Pledgor hereunder until the Borrower Obligations are paid in full.

     2.2 No Subrogation

     Notwithstanding any payment made by the Pledgor hereunder or any set-off or application of funds of the Pledgor by the Collateral Agent or any Lender, the Pledgor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Lender against the Borrower or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Borrower Obligations, nor shall the Pledgor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Pledgor hereunder, until all amounts owing to the Collateral Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Collateral Agent and the Lenders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

     2.3 Amendments, etc. with respect to the Borrower Obligations. The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Lender may be rescinded by the Collateral Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Lender, and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent and the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.4 Guarantee Absolute and Unconditional. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon the guarantee contained in this Section 2 or


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acceptance of the guarantee contained in this Section 2; the Borrower
Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Pledgor, on the one hand, and the Collateral Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Borrower Obligations. The Pledgor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Loan Document, the Forbearance Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Pledgor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Pledgor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Pledgor, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Pledgor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Lender against the Pledgor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                     Section 3. GRANT OF SECURITY INTERESTS

     3.1 Pledge. The Pledgor hereby pledges, assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Pledgor Obligations:

     (a) all Pledged Stock; and


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     (b) to the extent not otherwise included, all Proceeds, Supporting
Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                    Section 4. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into the Forbearance Agreement, the Pledgor, the Borrower and the Guarantor each hereby represents and warrants to the Collateral Agent and each Lender that:

     4.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Lenders pursuant to this Agreement, the Pledgor owns each item of the Pledgor Collateral, in each case free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Lenders, pursuant to this Agreement.

     4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions (including, without limitation, all actions necessary to obtain "control" of the Collateral as provided in the New York UCC) specified on Schedule 4.2(a) (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form satisfactory to the Lenders) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as provided in Sections 8-303, 9-307, 9-308 and 9-309 of the New York UCC, and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

     4.3 Investment Property. (a) All the shares of the Pledged Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     (a) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement

                              SECTION 5. COVENANTS

     The Pledgor, the Borrower and the Guarantor each covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

     5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Lenders, to be held as Collateral pursuant to this Agreement.

     5.2 Payment of Obligations. The Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom,


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as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Pledgor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section
4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (a) At any time and from time to time, upon the written request of the Lenders, and at the sole expense of the Borrower, the Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or the Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement (including, without limitation, the perfected first priority status of the security interest granted hereunder) and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect to any relevant Collateral.

     5.4 Notices. The Pledgor, the Borrower and the Guarantor will advise the Lenders promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby) on any of the Collateral which would adversely affect the ability of the Collateral Agent or the Lenders to exercise any of their remedies hereunder; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.5 Investment Property. (a) If the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock, whether in substitution of, as a conversion of, or in exchange for, any shares of such Pledged Stock, the Pledgor shall accept the same as the agent of the Collateral Agent and the Lenders, hold the same in trust for the Collateral Agent and the Lenders and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor, to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor, and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. Subject to
Section 6.1, if any sums of


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money or property so paid or distributed in respect of the Investment Property constituting Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for Collateral Agent and the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

     (b) Subject to Section 6.1, with respect to any Collateral acquired after the date hereof by the Pledgor as to which the Collateral Agent, for the ratable benefit of the Lenders, does not have a perfected Lien, the Pledgor shall promptly (i) execute and deliver to the Collateral Agent and the Lenders such amendments to this Agreement as the Collateral Agent or the Lenders deem necessary or advisable to grant to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the ratable benefit of the Lenders, a perfected first priority security interest in such Collateral, including (x) the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Lenders, and (y) in the case of the Capital Stock of any Person that may be issued or granted to the Pledgor, delivering to the Collateral Agent the certificate representing such Capital Stock, together with an undated stock power covering such certificate duly executed in blank by the Pledgor.

     (c) Without the prior written consent of the Lenders, the Pledgor will not, with respect to the Pledged Stock: (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, such Pledged Stock,
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of such Pledged Stock, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Pledgor, the Collateral Agent or the Lenders to sell, assign or transfer any of such Pledged Stock thereof.

                         Section 6. REMEDIAL PROVISIONS

     6.1 Pledged Stock, Pledged Notes and Pledged Interests. (a) The Collateral Agent shall receive all cash dividends paid in respect of the Pledged Stock into the Collateral Account and make application thereof to the Obligations pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Prior to the occurrence of a Foreclosure Event, the Pledgor shall be entitled to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock, so long as no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the reasonable judgment of the Lenders, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement.

     (b) If a Foreclosure Event shall occur and the Lenders shall give notice of their intent to exercise such rights to the Pledgor, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if they were the absolute owners thereof (including, without limitation, the right to exchange at their discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the Pledgor, the Collateral Agent or the Lenders of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lenders may determine), all without liability except to account for property actually received by it, but the Collateral Agent and the Lenders shall have no duty to the Pledgor to


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exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Pledgor hereby authorizes and instructs each Issuer of any Pledged Stock to (i) comply with any instruction with respect to the Pledged Stock received by it from the Collateral Agent and the Lenders in writing that (x) states that a Foreclosure Event has occurred and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent.

     6.2 Proceeds to be Turned Over To Lenders. All Proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor in trust for the Collateral Agent and the Lenders, segregated from other funds of the Pledgor, as applicable, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor, to the Collateral Agent, if required). All Proceeds received by the Lenders hereunder shall be held by the Collateral Agent in the Collateral Account. All Proceeds while held by the Collateral Agent in the Collateral Account (or by the Pledgor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Pledgor Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

     6.3 Application of Proceeds. The Collateral Agent shall apply all cash held in the Collateral Account and, whether or not held in the Collateral Account, all Proceeds constituting Collateral, in payment of the Pledgor Obligations pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Any balance of such cash and Proceeds remaining after the Pledgor Obligations shall have been paid in full shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

     6.4 Code and Other Remedies. If a Foreclosure Event shall occur, the Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Pledgor Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Pledgor Obligations, pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders, and only after such application and after the payment by the Collateral Agent and the Lenders of any other amount required


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by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent or the Lenders account for the surplus, if any, to the Borrower, the Additional Grantor or the Guarantor, as applicable. To the extent permitted by applicable law, the Borrower, the Guarantor and the Additional Grantor each waives all claims, damages and demands it may acquire against the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.5 Sale of Pledged Stock and Pledged Interests. The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     6.6 Additional Rights with Respect to Pledged Stock of LMIC.

     (a) Within 10 Business Days after the end of each fiscal quarter of the Borrower, the Collateral Agent shall value the shares of LMIC pledged to the Collateral Agent on behalf of the Lenders hereunder based on the daily share closing bid price during the thirty days immediately preceding such corresponding fiscal quarter's end (the "Average Price"). The Average Price will then be multiplied by the number of LMIC shares then held by the Collateral Agent, and if the resulting value of such shares is: (i) less than $1,500,000, then the Guarantor, the Pledgor or the Additional Grantor shall promptly cause additional shares of LMIC (such additional shares also constituting Pledged Stock) to be pledged, assigned and delivered, along with any properly executed corresponding stock powers, to the Collateral Agent, on behalf of the Lenders, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations, together with all Proceeds, Supporting Obligations, and products of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing, such that the value of the Collateral then held by the Collateral Agent would be equal to or greater than $1,666,666; or (ii) if greater than $1,800,000, then the Collateral Agent shall release such number of shares of LMIC (such shares no longer constituting Pledged Stock) from the pledge of this Agreement, such that after giving effect to the release of such shares, the value of the Collateral then held by the Collateral Agent shall not exceed $1,800,000.

     (b) The Borrower, the Guarantor, the Additional Grantor and the Pledgor shall use their commercially reasonable best efforts to cause LMIC (i) to register the LMIC shares held as Collateral by the Collateral Agent for resale under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to keep such registration continuously effective for a period of one year from the date of the first public offering of the LMIC shares held as Collateral, or the portion thereof to be sold, (iii) upon a foreclosure on such shares to have LMIC file a prospectus supplement naming the Collateral Agent as the selling stockholder, or otherwise amend or supplement the relevant registration statement as required by the rules, regulations or instructions applicable to the registration form used by LMIC, and (iv) to execute and deliver, and cause the directors and officers of LMIC to execute and deliver, all such instruments and documents and do or cause to be done all such other acts as may be necessary or advisable to register the

LMIC shares held as Collateral, or the portion thereof to be sold, under the provisions of the Securities Act. Without limiting the foregoing, the Borrower and the Guarantor shall use their commercially reasonable best efforts to cause LMIC to include the shares pledged as of the date hereof in the Registration Statement on Form SB/2 currently filed with the U.S. Securities and Exchange Commission, but not yet declared effective. Nothing contained in this Section 6.6(b) shall obligate the Guarantor to take any action in his capacity as a director or executive officer of LMIC.

                         Section 7. THE COLLATERAL AGENT

     7.1 Appointment of Collateral Agent as Attorney-in-Fact, etc. (a) Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

          (i) in the name of the Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iii) execute, in connection with any sale provided for in Section 6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent or the Lenders were the absolute owners thereof for all purposes, and do, at the option of the Collateral Agent and at the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

     (b) If the Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under their respective Notes, from the date such expenses were incurred by the Collateral Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Collateral Agent on demand.

     (d) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Collateral Agent. The sole duty of the Collateral Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for their own account. Neither the Collateral Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Lenders hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers. The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     7.3 Execution of Financing Statements. Pursuant to any applicable law, the Pledgor (with respect to the Collateral) authorizes the Collateral Agent and the Lenders to file or record financing statements and other filing or recording documents or instruments with respect to the relevant Collateral without the signature of the Pledgor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. The Pledgor hereby ratifies and authorizes the filing by the Lenders of any financing statement with respect to the Collateral made prior to the date hereof.

     7.4 Authority of Collateral Agent and Lenders. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor, the Pledgor, the Borrower and the Lenders.

     8.2 Notices. All notices, requests and demands to or upon any Lender or the Borrower hereunder shall be effected in the manner provided for in any Loan Documents; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor care of the Additional Grantor at the address set forth in the Guarantee and Collateral Agreement.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any failure by the Pledgor, the Guarantor, the Additional Grantor or the Borrower to perform, comply or observe any term, covenant or agreement applicable to it contained in any Loan Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each of the Guarantor and the Borrower, jointly and severally, agrees to pay or reimburse, following the Forbearance Period Termination Date, the Collateral Agent and each Lender for all its costs and expenses incurred in collecting against the Pledgor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Collateral Agent and each Lender.

     (b) Each of the Guarantor and the Borrower, jointly and severally, agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each of the Guarantor and the Borrower, jointly and severally, agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

     (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Forbearance Agreement and the Loan Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor, the Guarantor, the Additional Grantor and the Borrower and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns; provided that the Pledgor, the Guarantor, the Additional Grantor or the Borrower shall not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

     8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.9 Integration. This Agreement, the Forbearance Agreement and the other Loan Documents represent the agreement of the Guarantor, the Additional Grantor, the Borrower, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein, the Forbearance Agreement or in the other Loan Documents.

     8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.11 Submission To Jurisdiction; Waivers. Each of the Pledgor, the Guarantor, the Additional Grantor and the Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Forbearance Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor, the Guarantor, the Additional Grantor or the Borrower, as applicable, at its address referred to in Section 8.2 or at such other address of which the Lenders shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages.

     8.12 Acknowledgements. Each of the Pledgor, the Guarantor, the Additional Grantor (but only with respect to the following clauses (b) and (c)) and the Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Forbearance Agreement and the other Loan Documents to which it is a party;

     (b) neither the Collateral Agent nor any of the Lenders has any fiduciary relationship with or duty to the Pledgor, the Guarantor, the Additional Grantor or the Borrower arising out of or in connection with this Agreement, the Forbearance Agreement or any of the other Loan Documents, and the relationship between the Pledgor, the Guarantor, the Additional Grantor and the Borrower, on the one hand, and the Collateral Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby, by the Forbearance Agreement or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Pledgor, the Guarantor, the Additional Grantor, the Borrower, the Collateral Agent and the Lenders.

     8.13 Releases. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent, the Lenders, the Pledgor, the Guarantor, the Additional Grantor and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Collateral Agent shall deliver to the Pledgor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Borrower shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted hereby, then the Collateral Agent, at the request and sole expense of the Pledgor shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     8.14 WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR, THE GUARANTOR, THE ADDITIONAL GRANTOR AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT , THE FORBEARANCE AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        KWOK-LEUNG LI, as Guarantor

                                        By: /s/ Kwok-Leung Li
                                            ------------------------------
                                        Title:


                                        FELICE LI, as Additional Grantor

                                        By: /s/ Felice Li
                                            ------------------------------
                                        Title:


LINSANG INTERNATIONAL, L.P.             LINSANG INTERNATIONAL, L.P.

By:  Hyla Holdings, LLC                 By:  Hyla Holdings, LLC
Its: Member                             Its: General Partner

By: /s/ Felice Li                       By: /s/ Kwok-Leung Li
    ------------------------------          ------------------------------
Name:  Felice Li                        Name:  Kwok-Leung Li
Title: Member                           Title: General Manager


                                        LINSANG PARTNERS, LLC, as Borrower

                                        By: /s/ Kwok-Leung Li
                                            ------------------------------
                                        Name:  Kwok-Leung Li
                                        Title: Managing Member


                                        JPMORGAN CHASE BANK, as Collateral Agent

                                        By: /s/ David E. Oliver
                                            ------------------------------
                                        Title: Vice President

                                  Schedule 3.1


                                  Pledged Stock


     833,333 shares of the common stock of LMIC

                                  Schedule 4.2


     See Schedule 4.2 of the Guarantee and Collateral Agreement.